                                                    Exhibit 3.1

                            RESTATED
                  CERTIFICATE OF INCORPORATION
                               OF
                     AMERICAN AIRLINES, INC.


    AMERICAN   AIRLINES,  INC.,  a  corporation  organized   and

existing  under  the  laws  of the  State  of  Delaware,  hereby certifies as follows:



    1.  The  name of the corporation is AMERICAN AIRLINES,  INC.

        The  date  of  filing  of  its original  Certificate  of

        Incorporation with the Secretary of State was April  11,

        1934.

    2.  This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions

        of  the Certificate of Incorporation of this corporation

        as  heretofore amended or supplemented and there is  not

        discrepancy between those provisions and the  provisions

        of this Restated Certificate of Incorporation.

    3.  The  text of the Certificate of Incorporation as amended or  supplemented  heretofore is hereby restated  without

        further  amendments  or changes to read  as  herein  set

        forth in full:



          FIRST:   The  name  of  the  corporation  is  AMERICAN
                 AIRLINES, INC.

          SECOND: The principal office or place of business of the corporation in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of all classes of stock that the corporation shall have authority to issue is 1,000 shares of Common Stock, par value $1.00 per share.

          FIFTH:  The names and places of residence of  each  of
     the original incorporators are:
                 J. Vernon Pimm         Philadelphia, Pa.
                 Albert G. Bauer        Philadelphia, Pa.
                 R. L. Spurgeon         Wilmington, Delaware

          SIXTH:    The  corporation  is  to  have   perpetual
     existence.

          SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever, and no action of the corporation shall be construed as a constructive assent to such liability.

          EIGHTH: The business of the corporation shall be managed by a Board of Directors.

          1. All corporate powers of the corporation shall be exercised by the Board of Directors, except as otherwise provided by law.

          2. Directors need not be stockholders, nor residents of the State of Delaware.

          3. The number of directors which shall constitute the whole Board shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws, but in no case shall the number be less than three.

          4. By-Laws of the corporation for the management of its property, the regulation and government of its affairs, and for the certification and transfer of its stock may originally be adopted by the incorporators. Thereafter, the directors shall have power from time to time to make, alter, or repeal By-Laws, but any By-Laws made by the Board of Directors may be altered, amended, or repealed by the stockholders at any annual meeting of stockholders, or at any special meeting provided that notice of such proposed alteration, amendment or repeal is included in the notice of such special meeting.

          5. The stockholders and directors may hold their meetings and have an office or offices outside the State of Delaware if the By-Laws so provide.

          6. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors which, to the extent provided in said resolution or resolutions or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have the power to authorize the seal of the corporation to be affixed to all papers which may require it.

          7. The Board of Directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the corporation except as conferred by statute or as authorized by resolution of the Board of Directors.

          8. The Board of Directors shall have power from time to time to fix the amount to be reserved by the corporation over and above its capital stock paid in and to fix and determine and to vary the amount of the working capital of the corporation, and to direct and determine the use and disposition of the working capital and of any surplus or net profits over and above the capital stock paid in.

          9. At all meetings of stockholders and at all elections of directors, each holder of capital stock shall have one vote for each share of capital stock registered in his name on the books of the corporation.

             10. At all meetings of the stockholders the holders of one-third of the number of shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the election of directors and the
       transaction   of  other  business,  except   as   otherwise
       provided by law.

            11. In so far as the same is not contrary to the laws of Delaware, no contract or other transaction between the corporation and any other corporation, association, organization, society, or person shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are a director or officer, or directors or officers, of such other corporation, association, organization, or society, or by the fact that such other corporation, association, organization, or society, is the owner or holder of any part of the capital stock of this corporation, or is interested in its property, and any director or directors, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested; and no contract, act, or transaction of this corporation with any person or persons, firm or corporation, association, organization, or society, shall be affected or invalidated by the fact that any director or directors of this corporation is a party or are parties to or are interested in such contract, act, or transaction, or in any way connected with such person or persons, firm, corporation, organization, association or society, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, corporation, association, organization or society, in which he may be in any wise interested.

              12. Any contract, transaction or act of the corporation or of the Board of Directors which shall be ratified by a majority in interest of a quorum of the stockholders of the corporation having voting power at any annual meeting or special meeting called for such purpose shall be as valid and as binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers, of their right to proceed with such contract, transaction or action.

            NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 43 of this Chapter, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

            ELEVENTH: No stockholder of the corporation shall have any preemptive or preferential right, nor shall be entitled as such, as a manner of right, to subscribe for or purchase any part of any new or additional issue of stock of the corporation of any class, whether now or hereafter authorized, and whether issued for money or for a consideration other than money, or of any issue of securities convertible into stock.

           TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by statute; and all rights herein conferred upon the stockholders are granted subject to this reservation.


4.   This  Restated Certificate of Incorporation was duly  adopted

     by   unanimous  written   consent  of  the  stockholders   in

     accordance with the applicable provisions of Section 228, and

     245  of  the General Corporation Law of the State of Delaware

     and   written  notice  of  the  adoption  of  this   Restated

     Certificate  of Incorporation has been given as  provided  by

     Section  228 of the General Corporation Law of the  State  of

     Delaware to every stockholder entitled to such notice.



     IN  WITNESS WHEREOF, said AMERICAN AIRLINES, INC. has  caused this  Certificate to be signed by Teri L. Teat, its Vice President and  attested by Charles D. MarLett, its Corporate Secretary, this

8th day of March, 1995.



                                      AMERICAN AIRLINES,  INC.


                                      By  /s/ Teri L. Teat
                                           Vice President

    ATTEST:


By   /s/ Charles D. MarLett
     Corporate Secretary

               CERTIFICATE OF OWNERSHIP AND MERGER
                             MERGING
               AMR SERVICES PROPERTY CORPORATION,
                     a Delaware corporation
                              INTO
                    AMERICAN AIRLINES, INC.,
                     a Delaware corporation
                 (Pursuant to Section 253 of the
        General Corporation Law of the State of Delaware)


      American Airlines, Inc., a corporation incorporated under the General Corporation Law of the State of Delaware, does hereby certify that it owns one hundred percent (100%) of the outstanding shares of each class of capital stock of AMR Services Property Corporation, a corporation incorporated under the General Corporation Law of the State of Delaware, and that it, pursuant to resolutions of the Board of Directors of American Airlines, Inc., duly adopted at a meeting of the Board of Directors on November 18,1998, determined to merge AMR Services Property Corporation with and into American Airlines, Inc., which resolutions are in the following words, to wit:

       WHEREAS,  American  Airlines,  Inc.  ("American")   is   a
corporation duly organized and validly existing under the laws of the State of Delaware; and

    WHEREAS, AMR Services Property Corporation ("AMR Property") is a corporation duly organized and validly existing under the laws of the State of Delaware; and

      WHEREAS, the members of the Board of Directors of American deem it to be in the best interests of American and AMR Property to merge AMR Property with and into American pursuant to a Plan of Merger attached hereto as Exhibit A (the "Plan of Merger"); now, therefore, be it

           RESOLVED that the form, terms and provisions of the Plan of Merger be, and the same hereby are, approved and adopted in all respects and that, pursuant to such Plan of Merger, AMR Property merge with and into American (the "Merger"), with the result that American will be the surviving corporation; and

           FURTHER RESOLVED, that each outstanding share of common stock, par value $1.00 per share, of AMR Property shall be retired and cancelled without entitlement to any consideration in the Merger; and

          FURTHER RESOLVED, that any officer of American be, and the same hereby is, authorized, empowered and directed, for and in the name and on behalf of American, to execute and file the Plan of Merger and the Certificate of Ownership and Merger in the form such officer shall deem appropriate and any other certificates, articles, instruments and other documents in form and substance as such officer shall deem appropriate, all as may be required by the laws of the State of Delaware, to waive any and all conditions and to do all things necessary or helpful to carry out the purposes of the foregoing resolutions and the Plan of Merger adopted thereby, and all acts and deeds of the officers and agents of American which are consistent with the purposes and intent of the above resolutions shall be, and the same hereby are, in all respects, ratified, approved, confirmed and adopted as the acts and deeds of American.

                          * * * * *

     IN WITNESS WHEREOF, American has caused this
Certificate to be signed by its Corporate Secretary as of November 19, 1998.



                            By: \s\ Charles D.MarLett
                                Charles D. MarLett
                                Corporate Secretary

                          EXHIBIT A

                       PLAN OF MERGER

     This Plan of Merger (the "Plan of Merger"), dated as of
November 19, 1998, is made and entered into by and between American Airlines, Inc., a Delaware corporation
("American"), and AMR Services Property Corporation, a
Delaware corporation ("AMR Property").

                          RECITALS

     A. American is a corporation duly organized and validly existing under the laws of the State of Delaware.

     B. AMR Property is a wholly-owned subsidiary of American.

     C. By an Assignment and Assumption Agreement dated November 19, 1998 (the "Assignment Agreement"), immediately prior to the execution of this Plan of Merger, AMR Property's affiliate, AMR Services Corporation, a Delaware corporation ("AMR Services"), transferred and assigned all of its rights and interests in and to that certain Love Field Terminal and Air Cargo Facility Lease and Agreement between the City of Dallas, as lessor, and Braniff Airways, Incorporated, dated as of May 1, 1967, as amended and supplemented (collectively, the "Terminal Lease"), to AMR Property, and AMR Property became the successor lessee under the Terminal Lease. In addition, pursuant to the Assignment Agreement, AMR Services transferred and assigned to AMR Property all of its rights and interests in and under (i) that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 26, 1997, by and among AMR Services, Dalfort Aviation Services, L.P. and Asworth Corporation (pursuant to which Dalfort Aviation Services, L.P. was merged with and into AMR Services, with AMR Services continuing as the surviving corporation) and (ii) that certain Letter Agreement, dated as of August 26, 1997, by and between AMR Services and Asworth Corporation, regarding potential challenges to the merger contemplated by the Merger Agreement.

     D. Pursuant to Article XVII of the Terminal Lease, no consent or approval of the lessor under the Terminal Lease is required in connection with AMR Property's transfer and assignment of its rights and interests under the Terminal Lease pursuant to the merger contemplated hereby (the "Merger") and the parties have been advised that upon consummation of the Merger, AMR Services and AMR Property, as the "lessees" under the Terminal Lease immediately prior to the Merger, will be released from their obligations under the Terminal Lease.

                           AGREEMENT

     In consideration of the promises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that AMR Property shall be merged with and into American upon the terms and conditions hereinafter set forth.

                           ARTICLE I

                            Merger

     On the effective date of the Merger as provided herein (the "Effective Date"), AMR Property shall be merged with and into American, the separate existence of AMR Property shall cease and American (hereinafter sometimes referred to as the "Surviving Corporation") shall continue to exist under the name of American Airlines, Inc. by virtue of, and shall be governed by, the laws of the State of Delaware.

                          ARTICLE II

     Certificate of Incorporation of Surviving Corporation

     The Certificate of Incorporation of the Surviving
Corporation shall be the Certificate of Incorporation of American as in effect on the date hereof without change unless and until amended in accordance with applicable law.

                          ARTICLE III

              Bylaws of the Surviving Corporation

     The bylaws of the Surviving Corporation shall be the bylaws of American as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.

                          ARTICLE IV

     Effect of Merger on Stock of Constituent Corporations

     On the Effective Date, each outstanding share of common stock, par value $1.00 per share, of AMR Property held by American shall be retired and cancelled without entitlement to any consideration in the Merger. The capital stock of American shall not be effected in any manner by the consummation of the Merger.

                           ARTICLE V

        Corporate Existence, Powers and Liabilities of
             Surviving Corporation; Terminal Lease

     5.01. On the Effective Date, the separate existence of AMR Property shall cease. AMR Property shall be merged with and into American, the Surviving Corporation, in accordance with the provisions of this Plan of Merger.

      5.02. AMR Property agrees that it will execute and deliver, or cause to be executed and delivered, all such deeds, assignments and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all the property, rights, privileges, immunities, powers, purposes and franchises, and all and every other interest, of AMR Property and otherwise to carry out the intent and purposes of this Plan of Merger.

     5.03 In connection with consummation of the Merger, and not in limitation thereof, American expressly agrees to assume fully and satisfy, pay, perform and discharge fully all of the liabilities and obligations of AMR Property under the Terminal Lease. In addition, American represents and warrants to AMR Property and AMR Services that its independent public accounts, Ernst & Young, LLP, have determined that American's net worth on the date hereof is in excess of $100 million, which, to the knowledge of American, is in excess of the net worth of the "Lessee" on the date of execution of the First Supplement to the Terminal Lease, dated November 21, 1983 (constituting part of the Terminal Lease) as referred to in the last subclause of the third sentence of Article XVII of the Terminal Lease.

                          ARTICLE VI

        Officers and Directors of Surviving Corporation

     Upon the Effective Date, the officers and directors of the Surviving Corporation shall be the officers and directors of American in office at such date, and such persons shall hold office in accordance with the bylaws of the Surviving Corporation or until their respective successors shall have been appointed or elected.

                          ARTICLE VII

                           Amendment

      The Board of Directors of American may amend this Plan of Merger at any time prior to the Effective Date.

                         ARTICLE VIII

                     Termination of Merger

      This Plan of Merger may be terminated and the Merger abandoned at any time prior to the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware by the consent of the Board of Directors of American.

                           * * * * *

IN WITNESS WHEREOF, American Airlines, Inc., pursuant to the approval and authority duly given by resolutions adopted by its Board of Directors, has caused this Plan of Merger to be executed by an authorized officer as of the day and year first above written.

                                   AMERICAN AIRLINES, INC.


                                   By:/s/ Charles D.  MarLett
                                        Charles D.  MarLett
                                        Corporate Secretary

              Certificate of Ownership and Merger
                            Merging
             RENO AIR, INC., A NEVADA CORPORATION
                             Into
        AMERICAN AIRLINES, INC., A DELAWARE CORPORATION
  (Pursuant to Section 253 of the General Corporation Law of
                           Delaware)


AMERICAN AIRLINES, INC., A DELAWARE CORPORATION, a corporation incorporated, pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby certify that this corporation owns all the capital stock of RENO AIR, INC., A NEVADA CORPORATION, and that this corporation, by a resolution of its board of directors duly adopted on the 18th day of November, 1998 determined to and did merge into itself said RENO AIR, INC., A NEVADA CORPORATION which resolution is substantially in the following words to wit:

     WHEREAS this corporation lawfully owns all the outstanding stock of RENO AIR, INC., A NEVADA CORPORATION, and

     WHEREAS this corporation desires to merge into itself the said RENO AIR, INC., A NEVADA CORPORATION and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

     WHEREAS a Plan of Merger by which Reno Air, Inc. merges into American Airlines, Inc. (the "Plan of Merger") has been duly adopted by each constituent corporation. A copy of the Plan of Merger is available without charge from American Airlines, Inc. at the address listed above.

     NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself, and it does hereby merge into itself said
RENO AIR, INC., A NEVADA CORPORATION on the terms and conditions set forth in the Plan of Merger and thereby assumes all of its liabilities and obligations, and

     FURTHER RESOLVED, that the president or a vice-president, and the secretary or treasurer of this corporation be and they hereby are directed to make and execute, under the corporate seal of this corporation, a certificate of ownership setting forth a copy of the resolution, to merge said RENO AIR, INC., A NEVADA CORPORATION and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of the State of Delaware.

     FURTHER RESOLVED, that the merger of Reno Air, Inc. into American Airlines, Inc. shall be effective as of December 31, 1999 at 10:00 a.m., Pacific Standard Time.

     FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its authorized officer, the 20th day of December, 1999.

     AMERICAN AIRLINES, INC., A DELAWARE CORPORATION



                                   By:\s\ Donald J.  Carty
                                      President